February 25, 1999

                                                                      $112,500

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, KEVIN LANG (the "Maker"), having an address as indicated under his name, hereby promises to pay to the order of DCAP GROUP, INC. (formerly EXTECH Corporation), a Delaware corporation (the "Payee"), at its offices at 90 Merrick Avenue, East Meadow, New York 11554 or at such other place as the holder hereof may from time to time designate in writing, in immediately available New York funds, the principal sum of ONE HUNDRED TWELVE THOUSAND FIVE HUNDRED DOLLARS ($112,500), together with interest on the outstanding principal balance from the date hereof at the rate of six percent (6%) per annum. The principal amount of this Note, together with accrued interest thereon, shall be payable in six (6) equal annual installments of principal and interest, commencing on April 15, 2001 and continuing on the first day of April of each subsequent year through April 15, 2006, in such annual amount as shall be necessary to self-amortize this Note by April 15, 2006; provided, however, that the amounts due under this Note shall be payable sooner to the extent of any proceeds received by the Maker from the sale or other disposition of any shares of Common Stock of the Payee on or after the date hereof (the proceeds being immediately payable to the Payee).

         The Maker may pay any or all amounts due hereunder by delivery to the Payee of certificates representing shares of Common Stock of the Payee duly endorsed by the Maker or accompanied by stock powers duly executed by the Maker, together with evidence of the payment of all transfer taxes in connection therewith and a written notice that it is making payment under this Note by such delivery. Any such shares of Common Stock of the Payee so delivered shall be valued at the greater of (a) twenty-five cents ($.25) per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and like recapitalizations that take effect after the date hereof or (b) the average Market Price (as hereinafter defined) of the Payee's shares of Common Stock during the twenty (20) trading days immediately preceding the date of delivery of the shares. As used herein, the term "Market Price" shall mean the closing selling price or, if not available, the mean of the closing bid and asked prices, or, if not available, the mean of the highest bid and lowest asked prices, of the shares of Common Stock of the Payee as reported by a national securities exchange or The Nasdaq Stock Market ("Nasdaq") or, if the Payee's shares of Common Stock are not listed on a national securities exchange or Nasdaq, as reported by the NASD OTC Electronic Bulletin Board (the "Bulletin Board'), or if the Payee's shares of Common Stock are not listed on the Bulletin Board, as reported by the National Quotation Bureau, LLC, or other similar organization if such organization is no longer reporting such information, as the case may be.

         The payment of all amounts due under this Note is secured by a pledge of 450,000 shares of the Payee owned by the Maker pursuant to a Pledge Agreement of even date between the Maker and the Payee (the "Pledge Agreement").



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         In the  event  (a) the Maker  shall  (i) fail to make any  payment  due hereunder and such failure shall continue unremedied for a period of ten (10) days following the date of written notice of default; (ii) admit in writing his inability to pay his debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors; (vi) take advantage of any bankruptcy, insolvency or readjustment of debt law or statute or file an answer admitting the material allegations of a petition filed against him in any proceeding under any such law; or (vii) have entered against him a court order approving a petition filed against him under the Federal Bankruptcy Act; or (b) there shall be a breach of any representation, warranty, covenant or other agreement set forth in the Pledge Agreement and such breach shall continue unremedied for a period of fifteen (15) days following the date of written notice thereof, then and in each and every such event (an "Event of Default"), the Payee may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable whereupon the same shall become forthwith due and payable.

         The Maker may prepay the principal amount of this Note, in whole or in part, from time to time, without premium or penalty, provided that the Maker pays all interest accrued with regard to the principal prepaid to the date of prepayment.

         If the Maker shall fail to pay when due, whether by acceleration or otherwise, all or any portion of the principal amount hereof, any such unpaid amount shall bear interest for each day from the date it was so due until paid in full at the rate of sixteen percent (16%) per annum, payable on demand.

         Notwithstanding anything to the contrary contained in this Note, if an Event of Default shall occur and any suit is brought hereunder, then any judgment obtained in such suit may be enforced solely against the Collateral (as such term is defined in the Pledge Agreement). Nothing contained in this paragraph, however, shall be deemed to constitute a release or impairment of any of the Payee's rights under the Pledge Agreement or the security interest granted therein.

         Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the maximum rate of interest permitted under applicable law.

         This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon default or maturity, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all reasonable costs and expenses of collection or attempting to collect this Note, including reasonable attorneys' fees.

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         The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly (a) waive presentment, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws, and (b) consent that the Payee may release or surrender, exchange or substitute any property or other collateral or security now held or which may hereafter be held as security for the payment of this Note, and/or may release any guarantor, and/or may extend the time for payment and/or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by a nationally recognized overnight mail or courier service, or when sent by facsimile transmission (with transmission confirmation) to any party hereto at its address stated herein or at such other address of which he or it shall have notified the party giving such notice in writing as aforesaid.

         The Payee shall be entitled to assign all or any portion of its right, title and interest in and to this Note at its sole discretion without notice to the Maker, provided that the Maker shall continue to make payments required hereunder to the Payee until he has received notice of change of payee for payments as provided herein.

         Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, secondly, interest on the principal balance outstanding hereunder from time to time, and thirdly to principal.

         The Maker acknowledges and agrees that the obligations under this Note are unconditional and are not subject to any defense, counterclaim, or right of offset or setoff.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding conflict of law principles thereof.

         The Maker acknowledges that he has been represented by counsel in connection with this Note. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Note against the party that drafted it has no application and is expressly waived by the Maker. The provisions of this Note shall be interpreted in a reasonable manner to give effect to the intent of the Maker and the Payee.


                                       /s/ Kevin Lang
                                       --------------
                                       Kevin Lang
                                       Address:  2545 Hempstead Turnpike
                                                 Suite 100
                                                 East Meadow, New York  11554
                                       Telecopier Number: (516) 735-7379

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                                 ACKNOWLEDGMENT

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NASSAU        )

                  On February 25, 1999 before me personally came Kevin Lang to me known, and known to be the individual described in, and who executed the foregoing Note, and duly acknowledged to me that he executed the same.


                                                              Notary Public



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